Exhibit 99.1

Supplemental Financial and Operating Information

June 30, 2023

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

OTCQB: PRET

OTCQB: PRETL, PRETM, PRETN

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

June 30, 2023

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations (FFO) for the Three and Six Months Ended June 30, 2023	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations - Three and Six Months Ended June 30, 2023 and 2022	7

Computation of Earnings Per Share - Three Months and Six Months Ended June 30, 2023 and 2022	8

Reconciliation of Net Operating Income (NOI) and EBITDAre (Non-GAAP Measures) - Three Months and Six Months Ended June 30, 2023 and 2022	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Three Months Ended June 30, 2023 and 2022	10

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended June 30, 2023 and 2022	11

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Six Months Ended June 30, 2023 and 2022	12

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Six Months Ended June 30, 2023 and 2022	13

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations (FFO) and Funds Available for Distribution (FAD) (Non-GAAP Measures) - Six Months Ended June 30, 2023 and 2022	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary - Three and Six Months Ended June 30, 2023	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	20

Mall Occupancy Percentage and Sales Per Square Foot	21

Top Twenty Tenants as of June 30, 2023	22

Lease Expirations as of June 30, 2023	23

Property Information as of June 30, 2023	24

Balance Sheet

Investment in Real Estate - Consolidated Properties	27

Investment in Real Estate - Equity Method Investments at Ownership Share	28

Capital Expenditures - Three and Six Months Ended June 30, 2023	29

Debt Analysis as of June 30, 2023	30

Debt Schedule as of June 30, 2023	32

Selected Debt Ratios	33

Forward Looking Statements	34

Definitions	35

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust (REIT) that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. The portfolio consists of 23 properties, 22 of which are operating properties and one is a development property. The 22 operating retail properties have a total of 18.3 million square feet and include 19 shopping malls and three other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Mario Ventresca

EVP & CFO

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0703

Heather Crowell

heather@gregoryfca.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Second Quarter 2023 Results

Core Mall Total Occupancy Grew to 94.2%, Portfolio 95.0% Leased

Core Mall Sales Per Square Foot Were $592 in June

Average Renewal Spreads Were 4.7% for the Quarter Ended June 30, 2023

Philadelphia, August 3, 2023 - PREIT (OTCQB:PRET) today reported results for the three and six months ended June 30, 2023. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended June 30,		Six Months Ended June 30,
(per share amounts)	2023	2022	2023	2022
Net loss - basic and diluted	$(9.73)	$(3.32)	$(19.48)	$(10.72)
FFO	$(3.15)	$1.72	$(6.20)	$1.51
FFO, as adjusted	$(3.15)	$1.71	$(6.20)	$0.83

“Our quarterly results demonstrate that our portfolio continues to be attractive to tenants and customers with core mall non-anchor occupancy improving 120 basis points and total leasing activity nearly 60% ahead of last year," said Joseph F. Coradino, Chairman and CEO of PREIT. “Improvements in occupancy and renewal spreads are clear indicators of compelling nature of our portfolio to tenants."

•
Same Store NOI, excluding lease termination revenue, decreased 3.4% and decreased 2.2% when excluding Whole Foods at Plymouth Meeting for the three months ended June 30, 2023 compared to the three months ended June 30, 2022.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 40 basis points to 94.2% compared to the second quarter 2022. Core Mall non-anchor Occupancy improved 70 basis points to 91.2% compared to the second quarter 2022.
•
Core Mall total leased space, at 95.0%, exceeds occupied space by 80 basis points, and Core Mall non-anchor leased space, at 92.4%, is higher than occupied space by 120 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.

•
For the rolling 12 month period ended June 30, 2023, Core Mall comparable sales were $592 per square foot, compared to $539 for the year ended December 31, 2019.
•
Average renewal spreads for the three and six months ended June 30, 2023 were 4.7% and 5.1%, respectively.
•
Since the beginning of 2023, the Company sold assets generating just over $30 million in gross proceeds.

Leasing and Redevelopment

•
216,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of approximately $6.15 million.
•
Construction is underway on the new self-storage facility in previously unused, below grade space at Mall at Prince George’s with an anticipated opening in the third quarter of 2023.
•
Tilted 10 opened Phase II of its planned two-level indoor family entertainment center at Willow Grove Park in July 2023, adding family entertainment to this locally-loved destination shopping experience.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility, expected to open its initial phase in fall 2023, and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
At Springfield Town Center, tenant construction is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center with an announced grand opening of August 9, 2023. Construction on the new 30,000 square foot Burlington location is also underway for an anticipated opening later this year. Municipal approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels in the second half of 2023.

Primary Factors Affecting Financial Results for the Three Months Ended June 30, 2023 and 2022

•
Net loss attributable to PREIT common shareholders was $51.8 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(9.73) per basic and diluted share for the three months ended June 30, 2023, compared to net loss attributable to PREIT common shareholders of $17.6 million, or $(3.32) per basic and diluted share for the three months ended June 30, 2022.
•
Funds from Operations decreased in the three months ended June 30, 2023 compared to the prior year period primarily due to higher interest expense and a decrease in gain on sale of equity method investment.
•
FFO for the three months ended June 30, 2023 was $(3.15) per diluted share and OP Unit compared to $1.72 per diluted share and OP Unit for the three months ended June 30, 2022.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and six months ended June 30, 2023 and 2022 is included on page 15.

Liquidity and Financing Activities

As of June 30, 2023, the Company had $102.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $110.7 million. The Company’s Credit Facilities, with a balance of $1,023.1 million as of June 30, 2023, mature on December 10, 2023. The Company is working to address the upcoming maturity by pursuing all available alternatives, including refinancing, selling assets and engaging in discussions with lenders.

During the quarter, the Company extended the mortgage loan secured by Cherry Hill Mall through December 1, 2023 with an additional five month extension option exercisable subject to satisfaction of certain conditions. The Company also extended the maturity date on the mortgage loan secured by Woodland Mall through October 5, 2023.

Asset Dispositions

During the quarter, the Company closed on the sale of a land parcel to Main Event at Woodland Mall for $4.8 million.

2023 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday August 3, 2023, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations (1)

For the Three and Six Months Ended June 30, 2023 as compared to the Three and Six Months Ended June 30, 2022

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended June 30, 2023	Per Diluted Share and OP Unit	Six Months Ended June 30, 2023	Per Diluted Share and OP Unit
Funds from Operations, as adjusted June 30, 2022	$9,197	$1.71	$4,440	$0.83

Changes - Q2 2022 to Q2 2023

Contribution from anchor replacements and new box tenants	302	0.05	554	0.11
Impact from bankruptcies	(249)	(0.05)	(426)	(0.08)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,328)	(0.25)	(753)	(0.14)
Lease termination revenue	(1,335)	(0.25)	(1,156)	(0.22)
Credit losses	(721)	(0.14)	(756)	(0.14)
Other	228	0.05	445	0.09
Same Store NOI(1) from unconsolidated properties	228	0.04	1,147	0.22
Same Store NOI	(2,875)	(0.53)	(945)	(0.16)
Non Same Store NOI	(2,196)	(0.41)	(3,951)	(0.74)
General and administrative expenses	(10,093)	(1.88)	(21,218)	(3.94)
Capitalization of leasing costs	(33)	(0.01)	203	0.04
Other	2,206	0.40	13,468	2.49
Interest expense, net	(13,188)	(2.44)	(25,412)	(4.72)
Funds from Operations, as adjusted June 30, 2023	(16,982)	(3.15)	(33,415)	(6.20)
Provision for employee separation expense	2	-	(3)	-
Funds from Operations June 30, 2023	$(16,980)	$(3.15)	$(33,418)	$(6.20)

(1) Funds from Operations and NOI are non-GAAP measures. See definitions of Funds from Operations and NOI on page 34.

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	June 30, 2023	December 31, 2022
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	5,341	5,356
OP Units Outstanding	69	69
Total Common Shares and OP Units Outstanding	5,410	5,425
Equity Market Capitalization—Common Shares and OP Units	$3,192	$6,347
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$386,942	$390,097

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,110,813	$2,112,693

TOTAL MARKET CAPITALIZATION	$2,497,755	$2,502,790

Equity Capitalization/Total Market Capitalization	15.5%	15.6%
Debt Capitalization/Total Market Capitalization	84.5%	84.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$42,522	$36,945
Revolving Facility	130,000	130,000
Amount Outstanding	(27,481)	(22,481)
Available Revolving Facility (2)	102,519	107,519
Term Loans	1,158,101	1,138,404
Amount Borrowed	(1,158,101)	(1,138,404)
Available Term Loans	-	-
TOTAL	$145,041	$144,464

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $37.9 million and $52.2 million of secured debt from our share of the FDP Term Loans as of June 30, 2023 and December 31, 2022, and $124.6 million and $107.0 million from our share of the FDP Partnership Loan as of June 30, 2023 and December 31, 2022, respectively.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three and Six Months Ended June 30, 2023 and 2022

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands of dollars)	2023	2022	2023	2022
REVENUE:
Real estate revenue:
Lease revenue	$61,508	$67,447	$123,023	$131,730
Expense reimbursements	4,314	4,215	8,967	8,359
Other real estate revenue	1,561	1,396	2,567	2,163
Total real estate revenue	67,383	73,058	134,557	142,252
Other income	62	69	153	310
Total revenue	67,445	73,127	134,710	142,562
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(25,353)	(26,075)	(51,512)	(53,947)
Utilities	(3,453)	(3,528)	(6,848)	(7,089)
Other property operating expenses	(2,090)	(2,199)	(4,305)	(4,339)
Total property operating expenses	(30,896)	(31,802)	(62,665)	(65,375)
Depreciation and amortization	(25,970)	(28,382)	(52,339)	(57,492)
General and administrative expenses	(10,093)	(9,744)	(21,218)	(21,227)
Other (expenses) income	(8)	66	(11)	(78)
Total operating expenses	(66,967)	(69,862)	(136,233)	(144,172)
Interest expense, net (1)	(43,154)	(32,601)	(84,202)	(63,992)
Total expenses	(110,121)	(102,463)	(220,435)	(208,164)
Equity in loss of partnerships (2)	(3,986)	(1,188)	(6,682)	(1,583)
Gain on sales of interests in real estate	—	1,701	—	1,701
Gain on sale of equity method investment	—	9,053	—	9,053
Gain on sales of interests in non operating real estate	1,057	8,755	1,057	8,755
Gain on sale of preferred equity interest	—	—	—	3,688
Net loss	(45,605)	(11,015)	(91,350)	(43,988)
Less: net loss attributable to noncontrolling interest	654	225	1,313	729
Net loss attributable to PREIT	(44,951)	(10,790)	(90,037)	(43,259)
Less: preferred share dividends	(6,844)	(6,844)	(13,688)	(13,688)
Net loss attributable to PREIT common shareholders	$(51,795)	$(17,634)	$(103,725)	$(56,947)

(1) Net of capitalized interest expense of $82 thousand and $21 thousand for the three months ended June 30, 2023 and 2022, respectively, and $0.2 million and $45 thousand for the six months ended June 30, 2023 and 2022, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $21 thousand and $0 for the three months ended June 30, 2023 and 2022, respectively, and $45 thousand and $0 for the six months ended June 30, 2023 and 2022, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three and Six Months Ended June 30, 2023 and 2022

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net loss used to calculate loss per share—basic and diluted	$(51,795)	$(17,634)	$(103,725)	$(56,947)
Basic and diluted loss per share:	$(9.73)	$(3.32)	$(19.48)	$(10.72)

Weighted average shares outstanding—basic	5,325	5,317	5,324	5,311
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,325	5,317	5,324	5,311

(1) The Company had net losses used to calculate earnings per share for the three and six months ended June 30, 2023 and 2022. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three and Six Months Ended June 30, 2023 and 2022

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended June 30, 2023 and 2022 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$36,903	$40,005	$(3,102)	(7.8%)	$(416)	$1,251	$36,487	$41,256
NOI attributable to equity method investments, at ownership share	7,505	7,275	230	3.2%	31	560	7,536	7,835
Total NOI	44,408	47,280	(2,872)	(6.1%)	(385)	1,811	44,023	49,091
Less: lease termination revenue	228	1,551	(1,323)	(85.3%)	-	41	228	1,592
Total NOI excluding lease termination revenue	$44,180	$45,729	$(1,549)	(3.4%)	$(385)	$1,770	$43,795	$47,499

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Net Operating Income ("NOI") Reconciliation for the Six Months Ended June 30, 2023 and 2022 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$72,744	$74,836	$(2,092)	(2.8%)	$(852)	$2,042	$71,892	$76,878
NOI attributable to equity method investments, at ownership share	16,249	15,102	1,147	7.6%	105	1,162	16,354	16,264
Total NOI	88,993	89,938	(945)	(1.1%)	(747)	3,204	88,246	93,142
Less: lease termination revenue	566	2,345	(1,779)	(75.9%)	-	49	566	2,394
Total NOI excluding lease termination revenue	$88,427	$87,593	$834	1.0%	$(747)	$3,155	$87,680	$90,748

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(45,605)	$(11,015)	$(91,350)	$(43,988)
Depreciation and amortization:
Consolidated	25,970	28,382	52,339	57,492
Unconsolidated properties at ownership share	2,789	2,973	5,634	5,995
Interest expense:
Consolidated	43,154	32,601	84,202	63,992
Unconsolidated properties at ownership share	8,630	5,995	16,967	11,765
Gain on sales of interest in real estate	-	(1,701)	-	(1,701)
Gain on sale of equity method investment	-	(9,053)	-	(9,053)
Loss on project costs by equity method investee	35	-	323	-
EBITDAre	$34,973	$48,182	$68,115	$84,502

(1) EBITDAre is a non-GAAP measure. See definition on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended June 30, 2023 and 2022

(in thousands)

	Three Months Ended June 30,
	2023	2022
Net loss	$(45,605)	$(11,015)
Other income	(62)	(69)
Depreciation and amortization	25,970	28,382
General and administrative expenses	10,093	9,744
Other (expenses) income	8	(66)
Interest expense, net	43,154	32,601
Equity in loss of partnerships	3,986	1,188
Gain on sales of interest in real estate	-	(1,701)
Gain on sale of equity method investment	-	(9,053)
Gain on sales of non operating real estate	(1,057)	(8,755)
NOI from consolidated properties (1)	$36,487	$41,256

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$46,022	$46,599	$651	$2,651	$46,673	$49,250
CAM reimbursement income	8,087	7,851	133	454	8,220	8,305
Real estate tax income	6,110	6,773	12	381	6,122	7,154
Percentage rent	246	301	89	170	335	471
Lease termination revenue	155	1,490	-	40	155	1,530
	60,620	63,014	885	3,696	61,505	66,710
Less: credit losses	12	733	(9)	4	3	737
Lease revenue	60,632	63,747	876	3,700	61,508	67,447
Expense reimbursements	4,206	3,971	108	244	4,314	4,215
Other real estate revenue	1,498	1,327	61	69	1,559	1,396
Total real estate revenue	66,336	69,045	1,045	4,013	67,381	73,058
Property operating expenses
CAM and real estate taxes	(24,189)	(23,850)	(1,164)	(2,225)	(25,353)	(26,075)
Utilities	(3,328)	(3,216)	(125)	(312)	(3,453)	(3,528)
Other property operating expenses	(1,917)	(1,974)	(173)	(225)	(2,090)	(2,199)
Total property operating expenses	(29,434)	(29,040)	(1,462)	(2,762)	(30,896)	(31,802)
NOI from consolidated properties(1)	36,902	40,005	(417)	1,251	36,485	41,256
Less: Lease termination revenue	155	1,490	-	40	155	1,530
NOI from consolidated properties excluding lease termination revenue(1)	$36,747	$38,515	$(417)	$1,211	$36,330	$39,726
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(4.6%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended June 30, 2023 and 2022

(in thousands of dollars)

	Three Months Ended June 30,
	2023	2022
Equity in loss of partnerships	$(3,986)	$(1,188)
Depreciation and amortization	2,789	2,973
Interest expense and other expenses, net	8,697	6,050
Loss on project costs by equity method investee	35	-
NOI from equity method investments at ownership share(1)	$7,535	$7,835

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$7,870	$7,407	$8	$530	$7,879	$7,937
CAM reimbursement income	1,826	1,888	-	134	1,826	2,022
Real estate tax income	982	836	-	99	982	935
Percentage rent	214	443	108	201	322	644
Lease termination revenue	73	61	-	1	73	62
	10,965	10,635	116	965	11,082	11,600
Less: credit losses	(95)	166	-	(19)	(95)	147
Lease revenue	10,870	10,801	116	946	10,987	11,747
Expense reimbursements	881	591	-	94	881	685
Other real estate revenue	687	559	-	19	686	578
Total real estate revenue	12,438	11,951	116	1,059	12,554	13,010
Property operating expenses
CAM and real estate taxes	(3,828)	(3,425)	(32)	(303)	(3,860)	(3,728)
Utilities	(388)	(526)	-	(43)	(388)	(569)
Other property operating expenses	(719)	(725)	(52)	(153)	(771)	(878)
Total property operating expenses	(4,935)	(4,676)	(84)	(499)	(5,019)	(5,175)
NOI from equity method investments at ownership share(1)	7,503	7,275	32	560	7,535	7,835
Less: Lease termination revenue	73	61	-	1	73	62
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,430	$7,214	$32	$559	$7,462	$7,773
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		3.0%
(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Six Months Ended June 30, 2023 and 2022

(in thousands)

	Six Months Ended June 30,
	2023	2022

Net loss	$(91,350)	$(43,988)
Other income	(153)	(310)
Depreciation and amortization	52,339	57,492
General and administrative expenses	21,218	21,227
Other (expenses) income	11	78
Interest expense, net	84,202	63,992
Equity in loss of partnerships	6,682	1,583
Gain on sales of interests in real estate	-	(1,701)
Gain on sale of equity method investment	-	(9,053)
Gain on sale of preferred equity interest	-	(3,688)
Gain on sales of interest in non operating real estate	(1,057)	(8,755)
NOI from consolidated properties(1)	$71,892	$76,877

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$92,009	$92,370	$1,338	$5,374	$93,347	$97,744
CAM reimbursement income	16,135	15,972	268	811	16,403	16,783
Real estate tax income	12,293	13,639	16	683	12,309	14,322
Percentage rent	446	415	270	170	716	585
Lease termination revenue	343	1,499	-	40	343	1,539
	121,226	123,895	1,892	7,078	123,118	130,973
Less: credit losses	(145)	611	50	146	(95)	757
Lease revenue	121,081	124,506	1,942	7,224	123,023	131,730
Expense reimbursements	8,778	7,831	189	529	8,967	8,360
Other real estate revenue	2,499	2,007	68	156	2,567	2,163
Total real estate revenue	132,358	134,344	2,199	7,909	134,557	142,253
Property operating expenses						-
CAM and real estate taxes	(49,025)	(49,115)	(2,487)	(4,832)	(51,512)	(53,947)
Utilities	(6,614)	(6,465)	(234)	(624)	(6,848)	(7,089)
Other property operating expenses	(3,975)	(3,928)	(330)	(411)	(4,305)	(4,339)
Total property operating expenses	(59,614)	(59,508)	(3,051)	(5,867)	(62,665)	(65,375)
NOI from consolidated properties(1)	72,744	74,836	(852)	2,042	71,892	76,878
Less: Lease termination revenue	343	1,499	-	40	343	1,539
NOI from consolidated properties excluding lease termination revenue(1)	$72,401	$73,337	$(852)	$2,002	$71,549	$75,339
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(1.3%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Six Months Ended June 30, 2023 and 2022

(in thousands of dollars)

	Six Months Ended June 30,
	2023	2022
Equity in loss of partnerships	$(6,682)	$(1,583)
Depreciation and amortization	5,634	5,995
Interest expense and other expenses, net	17,080	11,852
Loss on project costs by equity method investee	323	-
NOI from equity method investments at ownership share(1)	$16,354	$16,264

	Same Store		Non Same Store		Total
	2023	2022	2023	2022	2023	2022
Real estate revenue
Base rent	$16,163	$15,222	$17	$1,115	$16,180	$16,337
CAM reimbursement income	3,453	3,779	-	290	3,453	4,069
Real estate tax income	1,981	1,773	-	214	1,981	1,987
Percentage rent	364	659	258	342	622	1,001
Lease termination revenue	223	846	-	9	223	855
	22,184	22,279	275	1,970	22,459	24,249
Less: credit losses	23	204	-	(20)	23	184
Lease revenue	22,207	22,483	275	1,950	22,482	24,433
Expense reimbursements	2,015	1,153	-	197	2,015	1,350
Other real estate revenue	1,719	1,125	-	35	1,719	1,160
Total real estate revenue	25,941	24,761	275	2,182	26,216	26,943
Property operating expenses
CAM and real estate taxes	(7,389)	(7,275)	(64)	(641)	(7,453)	(7,916)
Utilities	(900)	(1,036)	-	(94)	(900)	(1,130)
Other property operating expenses	(1,403)	(1,348)	(106)	(285)	(1,509)	(1,633)
Total property operating expenses	(9,692)	(9,659)	(170)	(1,020)	(9,862)	(10,679)
NOI from equity method investments at ownership share(1)	16,249	15,102	105	1,162	16,354	16,264
Less: Lease termination revenue	223	846	-	9	223	855
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$16,026	$14,256	$105	$1,153	$16,131	$15,409
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		12.4%

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three and Six Months Ended June 30, 2023 and 2022

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
FUNDS FROM OPERATIONS (1)

Net loss	$(45,605)	$(11,015)	$(91,350)	$(43,988)
Depreciation and amortization on real estate:
Consolidated properties	25,801	28,078	51,975	56,876
PREIT's share of equity method investments	2,789	2,973	5,634	5,995
Gain on sales of interest in real estate	-	(1,701)	-	(1,701)
Loss on project costs by equity method investee	35	-	323	-
Gain on sale of equity method investment	-	(9,053)	-	(9,053)
Funds from operations attributable to common shareholders and OP Unit holders(1)	(16,980)	9,282	(33,418)	8,129
Provision for employee separation expenses	(2)	(85)	3	(1)
Gain on sale of preferred equity interest	-	-	-	(3,688)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(16,982)	$9,197	$(33,415)	$4,440

(1) Funds from Operations is a Non-GAAP measures. See definition on pages 34.

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(16,982)	$9,197	$(33,415)	$4,440
Adjustments:
Straight line rent	334	189	318	498
Recurring capital expenditures	(756)	(954)	(1,317)	(1,767)
Tenant allowances	(3,560)	(1,589)	(8,419)	(2,578)
Amortization of non-cash deferred compensation	61	565	274	400
Capitalized leasing costs	(39)	(72)	(304)	(101)
Amortization of above- and below-market lease intangibles	(333)	(2)	(873)	(6)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(21,275)	$7,334	$(43,736)	$886

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(3.15)	$1.72	$(6.20)	$1.51
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(3.15)	$1.71	$(6.20)	$0.83
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(3.94)	$1.36	$(8.11)	$0.16

Weighted average number of shares outstanding	5,325	5,317	5,324	5,311
Weighted average effect of full conversion of OP Units	68	69	68	69
Effect of common share equivalents	-	-	-	-
Total weighted average shares outstanding, including OP Units	5,393	5,386	5,392	5,380

(1) Non-GAAP measures. See definitions on pages 34-35.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except per share amounts)	2023	2022
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,887,673	$2,894,944
Construction in progress	42,259	42,659
Land held for development	2,058	2,058
Total investments in real estate	2,931,990	2,939,661
Accumulated depreciation	(1,401,515)	(1,370,065)
Net investments in real estate	1,530,475	1,569,596
INVESTMENTS IN PARTNERSHIPS, at equity:	7,790	7,845
OTHER ASSETS:
Cash and cash equivalents	22,578	22,937
Tenant and other receivables	31,490	40,459
Intangible assets, net	8,075	8,623
Deferred costs and other assets, net	87,778	91,902
Assets held for sale	34,172	61,767
Total assets	$1,722,358	$1,803,129
LIABILITIES:
Mortgage loans payable, net	$725,947	$749,396
Term Loans, net	994,148	976,903
Revolving Facility	27,481	22,481
Tenants’ deposits and deferred rent	12,307	13,264
Distributions in excess of partnership investments	100,461	93,136
Accrued expenses and other liabilities	78,205	69,846
Liabilities on assets held for sale	1,774	2,539
Total liabilities	1,940,323	1,927,565
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $105,331 and $102,151 at June 30, 2023 and December 31, 2022, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $209,760 and $203,550 at June 30, 2023 and December 31, 2022, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $150,782 and $146,485 at June 30, 2023 and December 31, 2022, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,341 and 5,356 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5,341	5,356
Capital contributed in excess of par	1,858,912	1,858,675
Accumulated other comprehensive income	911	3,282
Distributions in excess of net income	(2,070,730)	(1,980,693)
Total equity (deficit) —Pennsylvania Real Estate Investment Trust	(205,412)	(113,226)
Noncontrolling interest	(12,553)	(11,210)
Total equity (deficit)	(217,965)	(124,436)
Total liabilities and equity	$1,722,358	$1,803,129

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	June 30,	December 31,
	2023	2022
ASSETS:
Investments in real estate, at cost:
Operating properties	$379,333	$378,585
Construction in progress	6,997	5,095
Total investments in real estate	386,330	383,680
Accumulated depreciation	(127,799)	(123,223)
Net investments in real estate	258,531	260,457
Cash and cash equivalents	19,943	14,008
Deferred costs and other assets, net	71,908	71,350
Total assets	350,382	345,815
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	197,305	199,349
FDP Term Loan, net	37,910	52,214
Partnership Loans	124,608	107,004
Other liabilities	83,230	72,539
Total liabilities	443,053	431,106
Net investment	$(92,671)	$(85,291)
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$7,790	$7,845
Distributions in excess of partnership investments	(100,461)	(93,136)
Net investments and advances	$(92,671)	$(85,291)

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended June 30, 2023

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)

Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	24	60,070	5.7	$39.70	N/A	N/A	N/A	N/A	$9.82
	Unconsolidated(4)	2	13,547	15.8	42.25	N/A	N/A	N/A	N/A	8.40
Total Under 10k sf		26	73,617	7.5	$40.17	N/A	N/A	N/A	N/A	$9.27

Over 10k sf	Consolidated	2	36,926	8.4	7.31	N/A	N/A	N/A	N/A	1.44
	Unconsolidated(4)	2	28,676	10.0	49.27	N/A	N/A	N/A	N/A	2.90
Total Over 10k sf		4	65,602	9.1	25.65	N/A	N/A	N/A	N/A	2.14
Total New Leases		30	139,219	8.3	$33.33	N/A	N/A	N/A	N/A	$5.57

Renewal Leases
Under 10k sf	Consolidated	30	97,488	3.3	$51.38	$49.49	$1.89	3.8%	4.7%	$-
	Unconsolidated(4)	7	25,843	4.8	$57.51	$54.91	2.60	4.7%	8.2%	-
Total Under 10k sf		37	123,331	3.6	$52.67	$50.63	$2.04	4.0%	5.5%	$-

Over 10k	Consolidated	10	289,680	4.6	19.15	18.54	0.61	3.3%	3.7%	$-
							-			-
Total Over 10k sf		10	289,680	4.6	19.15	18.54	0.61	3.3%	3.7%	$-
Total Fixed Rent		47	413,011	4.3	$29.16	$28.12	$1.04	3.7%	4.7%	$-
Percentage in Lieu	Consolidated	12	129,416	2.2	$19.85	$21.70	$(1.85)	(8.5%)	N/A	$0.36
	Unconsolidated(4)
Total Percentage in Lieu		12	129,416	2.2	$19.85	21.70	(1.85)	(8.5%)	N/A	0.36
Total Renewal Leases		59	542,427	3.8	$26.94	$26.59	$0.35	1.3%		$0.05
Total Non Anchor		89	681,646	4.7	$28.24

Anchor
New Leases	Consolidated
Renewal Leases	Consolidated	2	218,332	4.6	$4.77	$4.48	$0.29	6.6%	N/A	$-
Total		2	218,332	4.6	$4.77	$4.48	$0.29	6.6%	N/A	$-

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 11 leases and 68,066 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Six Months Ended June 30, 2023

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)

Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	48	106,776	5.2	$45.67	N/A	N/A	N/A	N/A	$9.40
	Unconsolidated(4)	6	22,439	13.2	55.66	N/A	N/A	N/A	N/A	8.53
Total Under 10k sf		54	129,215	6.6	$47.41	N/A	N/A	N/A	N/A	$9.10

Over 10k sf	Consolidated	3	66,835	9.1	15.67	N/A	N/A	N/A	N/A	3.78
	Unconsolidated(4)	2	28,676	10.0	49.27	N/A	N/A	N/A	N/A	2.90
Total Over 10k sf		5	95,511	9.4	25.76	N/A	N/A	N/A	N/A	3.50
Total New Leases		59	224,726	7.8	$38.21	N/A	N/A	N/A	N/A	$6.23

Renewal Leases
Under 10k sf	Consolidated	66	182,635	3.4	$56.09	$55.35	$0.74	1.3%	3.3%	$-
	Unconsolidated(4)	19	68,580	3.3	$51.66	$48.94	2.72	5.6%	8.9%	0.56
Total Under 10k sf		85	251,215	3.3	$54.88	$53.60	$1.28	2.4%	4.8%	$0.15

Over 10k sf	Consolidated	17	400,958	4.7	23.34	22.27	$1.07	4.8%	5.6%	-
	Unconsolidated(4)
Total Over 10k sf		17	400,958	4.7	23.34	22.27	1.07	4.8%	5.6%	$-
Total Fixed Rent		102	652,173	4.2	$35.49	$34.34	$1.15	3.4%	5.1%	$0.05
Percentage in Lieu	Consolidated	39	205,997	2.3	24.95	26.01	$(1.06)	(4.1%)		0.41
	Unconsolidated(4)	1	13,011	3.0	18.06	23.01	(4.95)	(21.5%)		-
Total Percentage in Lieu		40	219,008	2.4	$24.54	$25.83	$(1.29)	(5.0%)		$0.38
Total Renewal Leases (4)		142	871,181	3.7	$32.74	$32.20	$0.54	1.7%		$0.10
Total Non Anchor		201	1,095,907	4.5	$33.86

Anchor
New Leases
Renewal Leases	Consolidated	3	336,125	3.4	3.82	3.63	0.19	5.3%	N/A	-
Total		3	336,125	3.4	$3.82

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 28 leases and 132,706 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	June 30, 2023									June 30, 2022
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI (3)	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor
Malls	94.8%	$592	$56.46	11.1%	94.2%	91.2%	95.0%	92.4%	91.4%	$605	$56.66	10.8%	93.8%	90.5%
Non-Core Malls	-0.3%	$339	$31.48	8.2%	71.4%	53.5%	71.4%	53.5%	0.4%	$305	$35.37	12.2%	51.8%	49.6%
Malls Total	94.5%	$590	$56.20	11.1%	92.8%	89.5%	93.5%	90.7%	91.8%	$601	$56.36	10.8%	91.1%	88.7%
Other Retail Properties	4.7%	n/a	$18.25	n/a	99.4%	99.3%	100.0%	100.0%	5.5%	n/a	$18.99	n/a	98.0%	97.8%
Total Retail Properties	4.7%	$590	$48.06	11.1%	93.3%	90.7%	94.1%	91.8%	5.5%	$601	$47.59	10.8%	91.7%	89.7%
Sold Properties	1.2%	n/a		n/a					3.0%	440	$35.82	9.3%	94.0%	90.3%
Other Properties	-0.4%	n/a		n/a					-0.3%	n/a	n/a	n/a
Total Portfolio	100.0%	$590	$48.06	11.1%	93.3%	90.7%	94.1%	91.8%	100.0%	$601	$47.26	10.8%	91.8%	89.8%

(1) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2) Average gross rent for mall tenants greater than 10,000 sf was $22.15 per square foot as of June 30, 2023 and $21.79 per square foot as of June 30, 2022.

(3) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	June 30, 2023				June 30, 2022			Change
	% of Mall NOI (1)	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	13.2%	$922	95.4%	94.5%	$929	96.2%	95.5%	(0.8%)	(0.8%)	(1.0%)
Willow Grove Park	6.0%	815	96.1%	92.9%	771	96.9%	94.6%	5.7%	(0.8%)	(1.7%)
Lehigh Valley Mall	6.3%	653	85.9%	77.2%	685	88.9%	82.1%	(4.7%)	(3.0%)	(4.9%)
Woodland Mall	6.8%	646	97.0%	96.5%	657	97.5%	97.0%	(1.7%)	(0.5%)	(0.5%)
Dartmouth Mall	4.8%	590	97.3%	96.1%	593	93.1%	90.2%	(0.5%)	4.2%	5.9%
Springfield Town Center	10.8%	560	92.8%	90.3%	574	89.6%	86.1%	(2.4%)	3.2%	4.2%
	47.9%	$710	93.2%	90.5%	$719	93.1%	90.4%	-1.3%	0.1%	0.1%

Malls 7-12
Mall at Prince Georges	7.9%	$540	97.5%	95.8%	$589	98.8%	98.1%	(8.3%)	(1.3%)	(2.3%)
Capital City Mall	5.8%	524	98.9%	98.3%	542	97.9%	96.9%	(3.3%)	1.0%	1.4%
Jacksonville Mall	4.1%	505	99.6%	99.2%	533	99.2%	98.4%	(5.3%)	0.4%	0.8%
Viewmont Mall	4.2%	498	99.7%	99.3%	528	98.8%	97.5%	(5.7%)	0.9%	1.8%
Patrick Henry Mall	5.2%	476	96.8%	95.4%	519	94.6%	92.2%	(8.3%)	2.2%	3.2%
Valley Mall	5.0%	469	99.2%	98.2%	501	98.6%	96.8%	(6.4%)	0.6%	1.4%
	32.2%	$502	98.6%	97.5%	$537	98.2%	96.7%	-6.5%	0.4%	0.8%

Malls 13-19
Magnolia Mall	3.0%	$464	98.5%	97.4%	$509	99.1%	98.5%	(8.8%)	(0.6%)	(1.1%)
Moorestown Mall	2.7%	464	96.2%	93.3%	453	97.6%	95.8%	2.4%	(1.4%)	(2.5%)
Plymouth Meeting Mall	3.8%	447	89.8%	86.1%	387	85.2%	78.2%	15.5%	4.6%	7.9%
Francis Scott Key Mall	3.9%	409	97.3%	95.8%	431	94.9%	92.0%	(5.1%)	2.4%	3.8%
Springfield Mall	1.6%	382	92.8%	92.8%	459	91.0%	91.0%	(16.8%)	1.8%	1.8%
Fashion District Philadelphia	4.1%	n/a	78.5%	72.7%	n/a	80.4%	75.2%	n/a	(1.9%)	(2.5%)
	19.1%	$430	91.2%	87.2%	$449	90.4%	85.9%	-4.2%	0.8%	1.3%

All Core Malls	99.2%	$592	94.2%	91.2%	$605	93.8%	90.5%	-2.1%	0.4%	0.7%

Non-Core Malls
Exton Square Mall	-0.3%	339	71.4%	53.5%	305	51.8%	49.6%	11.1%	19.6%	3.9%
All Non-Core Malls	-0.3%	$339	71.4%	53.5%	$305	51.8%	49.6%	11.1%	19.6%	3.9%

Sold Malls
Cumberland Mall	1.1%	n/a	n/a	n/a	440	94.0%	90.3%	n/a	n/a	n/a
Sold Malls	1.1%		n/a	n/a	$440	94.0%	90.3%

All Malls	100.0%	$590	92.8%	89.5%	$601	91.3%	88.8%	-1.8%	1.5%	0.7%
(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

June 30, 2023

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent(1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	28	6	34	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Zales Jewelers, Banter by Piercing Pagoda	42	8	50	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline	15	4	19	2.9%
Victoria's Secret & Co.	Victoria's Secret, Pink	13	3	16	2.7%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	1	10	2.7%
JD Sports Fashion PLC	DTLR, Finish Line, JD Sports, Villa	13	2	15	2.0%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	34	7	41	1.9%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Macy's	Bloomingdale's, Macy's	12	2	14	1.9%
Express, Inc	Express, Express Factory Outlet, Express Men	10	3	13	1.8%
Authentic Brands Group LLC	Aeropostale, Forever 21, Lucky Brand Jeans	18	5	23	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	21	5	26	1.7%
H&M Hennes & Mauritz L.P.	H & M	13	1	14	1.5%
Bath & Body Works, Inc.	Bath & Body Works	16	3	19	1.4%
Gap, Inc.	Banana Republic, Gap/Gap Kids, Old Navy	7	5	12	1.4%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	7	-	7	1.3%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	12	2	14	1.1%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	17	6	23	1.1%
Copper Retail JV LLC	JC Penney	10	1	11	1.0%
Total Top 20 Tenants		303	66	369	38.5%
Total Leases		1,307	288	1595	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of June 30, 2023.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of June 30, 2023

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2023 and Prior	181	486,181	6.2%	28,272	23,674	8.6%	58.15
2024	294	900,037	11.5%	41,611	36,571	13.3%	46.23
2025	280	1,256,444	16.0%	67,956	54,405	19.8%	54.09
2026	181	863,347	11.0%	34,205	30,875	11.2%	39.62
2027	147	815,391	10.4%	31,832	29,000	10.5%	39.04
2028	131	959,846	12.2%	34,947	32,095	11.7%	36.41
2029	85	651,427	8.3%	26,829	22,686	8.2%	41.18
2030	67	534,483	6.8%	18,705	15,944	5.8%	35.00
2031	40	462,031	5.9%	13,550	11,664	4.2%	29.33
2032	34	251,827	3.2%	9,062	6,870	2.5%	35.98
Thereafter	43	666,295	8.5%	14,498	11,668	4.2%	21.76
Total/Average	1,483	7,847,309	100.0%	$321,467	$275,452	100.0%	$40.97

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2023 and prior	3	497,894	11.1%	1,046	691	3.1%	2.10
2024
2025	8	929,729	20.7%	2,044	2,044	9.2%	2.20
2026	5	352,845	7.9%	3,692	2,416	10.9%	10.46
2027	3	315,582	7.1%	2,732	2,732	12.4%	8.66
2028	11	1,295,984	29.0%	7,183	7,183	32.6%	5.54
2029	2	313,186	7.0%	1,113	1,113	5.0%	3.55
2030	2	85,718	1.9%	1,522	1,522	6.9%	17.75
2031	2	166,523	3.7%	932	932	4.2%	5.60
2032	1	85,162	1.9%	340	340	1.5%	3.99
Thereafter	4	433,408	9.7%	3,148	3,148	14.2%	7.26
Total/Average	41	4,476,031	100.0%	$23,752	$22,121	100.0%	$5.31

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2023

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	178,961	5,758	624,329
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	243,628	411,729	38,436	1,310,678
					Macy's	304,600
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	95,387	148,140	13,512	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
		WOW Dartmouth	2033				22,568
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			153,512	123,394	183,065	850,851
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2025				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	139,863	180,825	16,299	748,646
		Sears (3)	2028	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	125,585	2,078	492,857
		JCPenney	2025	51,812
		Sears (3)	2028	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2023	164,694	JCPenney	207,292	185,631	290,724	140,306	1,200,647
		Macy's	2023	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	133,341	8,601	580,760
		Best Buy	2028	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2026				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	195,404	28,068	926,733
		Regal Cinemas	2031				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2023 (continued)

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	224,517	13,690	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429	Whole Foods	65,155	190,519	206,454	86,595	917,844
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	186,087	16,088	610,651
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2035	252,245	JCPenney	209,144	204,654	322,473	71,187	1,377,330
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince George's	Hyattsville, MD	Macy's	2028	195,655			268,818	225,082	21,467	846,208
		Target	2029	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	213,525	6,570	828,983
		Belk	2028	123,094
		Regal Cinemas	2028				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	165,966	1,768	689,277
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	103,217	253,722	25,405	1,060,797
		Nordstrom Rack	2027	40,332	Sears(1)(3)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	304,338	16,912	982,272
					Macy's	157,316
		Phoenix Theatres	2037				46,922
Total Core Malls				4,116,343		3,360,002	3,336,880	3,890,267	695,805	15,399,297

Pennsylvania Real Estate Investment Trust

Property Information as of June 30, 2023 (continued)

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2029	178,000	Macy's	181,200	202,570	138,891	231,113	990,145
		Round 1	2026	58,371
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	279,410	54,141	-	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2036				63,115
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	1,146,670	257,251	238,393	2,934,632
Total Portfolio				4,479,519		4,289,144	4,483,550	4,147,518	934,198	18,333,929

(1) Approximately 78,000 square feet of this space has been subleased to Primark.

(2) Former Sears was acquired by Cooper Hospital. The site is under development and currently not operating.

(3) Store not operating, but tenant still financially obligated to landlord.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	June 30, 2023
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,645	$-	$(68,400)	$70,245	$-
Cherry Hill Mall	476,317	-	(298,281)	178,036	228,738
Dartmouth Mall	90,870	148	(54,095)	36,923	53,024
Francis Scott Key Mall	96,727	-	(52,348)	44,379	50,889
Jacksonville Mall	93,267	-	(49,008)	44,259	-
Magnolia Mall	106,324	-	(59,737)	46,587	-
Moorestown Mall	175,784	-	(91,517)	84,267	-
Patrick Henry Mall	158,272	-	(87,462)	70,810	82,023
Plymouth Meeting Mall	129,855	-	(80,083)	49,772	-
The Mall at Prince George's	137,578	82	(81,737)	55,923	-
Springfield Town Center	499,968	2,809	(113,418)	389,359	-
Valley Mall	148,897	1,229	(65,462)	84,664	-
Viewmont Mall	122,204	-	(65,594)	56,610	67,185
Willow Grove Park	233,200	37,798	(129,577)	141,421	143,239
Woodland Mall	279,764	193	(104,796)	175,161	101,798
Total Core Malls	2,887,672	42,259	(1,401,515)	1,528,416	726,896

Total Malls	$2,887,672	$42,259	$(1,401,515)	$1,528,416	$726,896

Other Properties
Land held for development	2,058	-	-	2,058	-
Total Investment in Real Estate	$2,889,730	$42,259	$(1,401,515)	$1,530,474	$726,896

Assets Held For Sale
Exton Mall	27,810	-	-	27,810	-
Mall at Prince George's	4,861	-	-	4,861	-
Moorestown	447	-	-	447	-
Woodland Mall	1,054	-	-	1,054	-
Total held for sale	$34,172	$-	$-	$34,172	$-
(1)
Refer to page 29-32 for further debt information regarding consolidated properties.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	June 30, 2023
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$167,090	$982	$(11,911)	$156,161	$162,518
Lehigh Valley Mall	57,578	2,356	(34,124)	25,810	89,630
Springfield Mall	58,749	60	(29,287)	29,522	27,955
Total Unconsolidated Malls	$283,417	$3,398	$(75,322)	$211,493	$280,103

Unconsolidated Other Retail Properties
Metroplex Shopping Center	46,561	2,781	(29,193)	20,149	33,786
The Court at Oxford Valley	28,411	-	(14,536)	13,875	27,500
Red Rose Commons	14,598	-	(6,320)	8,278	16,357
Total Unconsolidated Other Retail Properties	$89,570	$2,781	$(50,049)	$42,302	$77,643
Unconsolidated Property Under Development
Pavilion at Market East	6,345	819	(2,428)	4,736	3,108
Total Investment in Real Estate	$379,332	$6,998	$(127,799)	$258,531	$360,854
(1)
Refer to pages 29-32 for further debt information regarding equity method investments at ownership share.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three and Six Months Ended June 30, 2023

(in thousands)

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$405	$1,888	$2,293	$1,622	$2,057	$3,679
Tenant allowances	3,439	121	3,560	7,982	437	8,419
Recurring capital expenditures:
CAM expenditures	594	130	724	1,130	155	1,285
Non-CAM expenditures	32	-	32	32	-	32
Total recurring capital expenditures	626	130	756	1,162	155	1,317
Total	$4,470	$2,139	$6,609	$10,766	$2,649	$13,415

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2023

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$607,024	28.8%	$119,872	5.7%	$726,896	34.4%
Unconsolidated mortgage loans payable (3)	198,335	9.4%	-	0.0%	198,335	9.3%
Consolidated Term Loans (4)	-	0.0%	995,583	47.2%	995,583	47.2%
Unconsolidated Term Loans (5)	124,608	5.8%	37,910	1.8%	162,518	7.7%
2020 Revolving Facility	-	0.0%	27,481	1.3%	27,481	1.4%
Total Outstanding Debt	$929,967	44.0%	$1,180,846	56.0%	$2,110,813	100.0%
Average Stated Interest Rate	6.54%		11.90%		9.54%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $949.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $915.

(4) Excludes deferred financing costs of $1,435.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	4/1/2023	$941,243	$22,481	$1,135,977	$2,099,701
Mortgage loan amortization and repayments, including our share of debt of equity method investees		(16,012)	-	-	(16,012)
First Lien Revolver Borrowing		-	5,000	-	5,000
2018 FDP Term Loan Paydown		-	-	(1,250)	(1,250)
2020 and 2022 FDP Partnership Loan Borrowing		-	-	1,156	1,156
Second Lien Term Loan PIK Interest		-	-	22,218	22,218
Ending Balance	6/30/2023	$925,231	$27,481	$1,158,101	$2,110,813
Weighted Average Balance		$936,484	$26,052	$1,143,279	$2,105,815

Pennsylvania Real Estate Investment Trust

Debt Analysis as of June 30, 2023 (continued)

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2023 (2) (3)	$7,054	$(668)	$414,969	$27,481	$995,583	$(1,435)	$1,442,984
2024	10,242	(455)	118,074	-	37,910	-	165,771
2025	9,031	(223)	240,752	-	-	-	249,560
2026	4,162	(125)	-	-	-	-	4,037
2027	3,859	(117)	79,789	-	100,000	-	183,531
Thereafter	5,773	(276)	31,526	-	24,608	-	61,631
	$40,121	$(1,864)	$885,110	$27,481	$1,158,101	$(1,435)	$2,107,514

(1) The weighted average period to total debt maturity is 1.22 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage for which the maturity date was extended through December 1, 2023.

(3) Includes Woodland Mall mortgage for which the maturity date was extended through October 5, 2023.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2023 (2) (3)	$417,344	7.66%
2024	118,074	7.45%
2025	256,325	4.11%
2026	-	0.00%
2027	89,630	4.06%
Thereafter	43,858	3.23%
Total	$925,231	6.09%

(1) Includes our share of debt of equity method investees.

(2) Includes Cherry Hill Mall mortgage for which the maturity date was extended through December 1, 2023.

(3) Includes Woodland Mall mortgage for which the maturity date was extended through October 5, 2023.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of June 30, 2023

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Dartmouth Mall	$53,024	7.97%	$4,226	$53,024	June 2023	June 2023
Metroplex Shopping Center (1)	33,786	5.00%	2,818	33,502	October 2023	October 2023
Cherry Hill Mall (2)	228,737	7.50%	17,155	227,695	December 2023	May 2024
Francis Scott Key Mall	40,000	7.19%	2,876	40,000	June 2024	June 2025
Viewmont Mall	60,000	7.19%	4,314	60,000	June 2024	June 2025
Patrick Henry Mall	82,023	4.35%	5,748	77,591	July 2025	July 2025
Pavilion East Associates (1)	3,108	5.50%	271	3,108	October 2025	October 2027
Springfield Mall (1)	27,955	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	143,240	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (1)	89,630	4.06%	5,768	79,789	November 2027	November 2027
Red Rose Commons (1)	16,356	3.28%	978	13,183	July 2031	July 2031
The Court at Oxford Valley (1)	27,500	3.20%	2,058	18,343	July 2031	July 2031

Total Fixed Rate Mortgage Loans	$805,359	5.69%	$57,775	$766,287

Variable Rate Mortgage Loans
Woodland Mall (3)	$101,798	8.75%	$13,107	$100,748	October 2023	October 2023
Francis Scott Key Mall	10,889	8.87%	966	10,889	June 2024	June 2025
Viewmont Mall	7,185	8.87%	638	7,185	June 2024	June 2025
Total Variable Rate Mortgage Loans	$119,872	8.77%	$14,711	$118,822
Total Mortgage Loans	$925,231	6.09%	$72,486	$885,109

Consolidated Mortgage Loans	$726,896	6.63%	$58,629	$710,886
Consolidated Deferred Financing Fees	(949)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	198,335	4.11%	13,857	174,223
Unconsolidated Deferred Financing Fees	(915)	N/A	N/A	N/A
First Lien Term Loan (4)	305,739	10.90%	33,335	305,739	December 2023	December 2023
Second Lien Term Loan	689,844	13.19%	91,013	689,844	December 2023	December 2023
2018 FDP Term Loan	37,910	8.76%	3,321	37,910	January 2024	January 2024
Term Loan Deferred Financing Fees	(1,435)	N/A	N/A	N/A
First Lien Revolver	27,481	8.66%	2,381	27,481	December 2023	December 2023
2020 FDP Partnership Loan	100,000	15.00%	15,000	100,000	December 2027	December 2027
2022 FDP Partnership Loan	24,608	15.00%	3,691	24,608	August 2029	August 2029
Total	$2,107,514	9.54%	$221,227	$2,070,691
Amortization of Deferred Financing Fees	—	-0.02%	—	—
Effective Interest Rate	$2,107,514	9.56%	$221,227	$2,070,691

(1) Includes our share of debt of equity method investees, based on our ownership percentage.

(2) Cherry Hill Mall mortgage for which the maturity date was extended through December 1, 2023.

(3) Includes Woodland Mall mortgage for which the maturity date was extended through October 5, 2023.

(4) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

June 30, 2023
Debt Yield Ratio (1)
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	21.92%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.54%
Liquidity (1)
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$110.7
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of June 30, 2023, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on December 31, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended June 30, 2023 contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our prior financial restructuring and the ongoing and future strategies that we may employ to address our liquidity and capital resources;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
our substantial debt, and our ability to satisfy our obligations or extend the maturity of or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain disruptions, the inflationary environment, the potential for economic slowdown or recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed or prevented by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and;
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent quarterly reports on Form 10Q and other reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and have used it as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2023 and 2022, respectively, to show the effect of such items as provision for employee separation expense, gain on sale of preferred equity interest, depreciation and amortization on real estate at PREIT’s consolidated properties, PREIT’s share of depreciation and amortization of equity method investments and loss on project costs by equity method investee, which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, and gain on sale of preferred equity interest.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, net, equity in loss of partnerships, gain/loss on project costs by equity method investee, and gain on sale of preferred equity interest.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.